Exhibit “5.2”  (Opinion of Counsel as to certain ERISA Matters)

November 19, 2010

Bigelow Income Properties, LLC

4801 Main, Suite 1000

Kansas City, MO 64112

Re:  5,000,000 Shares Registration Statement on Form S 11

Gentlemen:

You have requested our opinions with respect to certain matters pertaining to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in connection with the registration statement on Form S 11 (the “Registration Statement”) filed by Bigelow Income Properties, LLC (the “Company”) with the Securities and Exchange Commission.

In connection with the Registration Statement, we have acted as your counsel and have assisted in the preparation of the statements made under the captions “INVESTOR SUITABILITY STANDARDS - ERISA Investors,” “RISK FACTORS - Investors Will Have No Certainty That The  Company’s Shares Will Qualify As “Publicly Offered Securities” Under ERISA, Which Could Result In Greater Than Anticipated Tax Liabilities If They Are Not” “INCOME TAX CONSIDERATIONS - Investments in the Company by Qualified Plans and IRAs” and “ERISA Information” for such Registration Statement.  All terms used herein have the respective meanings set forth in the Registration Statement.
In rendering or confirming the opinions stated below, we have examined and relied upon the following:

(a)           The Articles of Organization of the Company, dated December 1, 2009 as filed in the office of the Secretary of State of the State of Missouri on December 1, 2009;

(b)           The Operating Agreement of the Company (the “Agreement”), dated as of December 1, 2009; and

(c)           The Bylaws of the Company, adopted as of December 1, 2009 (the “Bylaws”) (the Agreement, together with the Bylaws, is hereinafter referred to as the “LLC Agreement”); and

(d)           Such other documents, records and instruments as we have deemed necessary in order to permit us to render and confirm the opinions referred to herein.

In our examination, in those cases in which we have not been involved directly in the preparation, execution or the filing of a document, we have assumed that (i) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (ii) the signatures on each original document are genuine, and (iii) each party who executed the document had proper authority and capacity.

For purposes of this opinion, we have assumed and have relied on the following: (a) the truth and accuracy of the statements contained in the Registration and Registration Statement; and (b) the representations, views and beliefs of the Directors referred to in the sections of the Registration Statement referenced herein and elsewhere in the Registration Statement are true, correct and accurate.

Based upon the foregoing, we are of the opinion that the statements made in the Registration Statement under the captions “INVESTOR SUITABILITY STANDARDS - ERISA Investors,” “RISK FACTORS - Investors Will Have No Certainty That The  Company’s Shares Will Qualify As “Publicly Offered Securities” Under ERISA, Which Could Result In Greater Than Anticipated Tax Liabilities If They Are Not” “INCOME TAX CONSIDERATIONS - Investments in the Company by Qualified Plans and IRAs” and  “ERISA Information” insofar as they constitute

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matters of law or legal conclusions, have been reviewed by us and are correct in all material respects and fairly summarize in all material respects the portions of ERISA referred to therein.
We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

Our opinion is limited to the Federal law of the United States, and we do not express any opinion herein concerning any other law.  Our opinion above is based on the examination stated herein, ERISA, the applicable regulations thereunder, published rulings of the Department of Labor, and cases or other relevant authority as are pertinent, all as of this date.  Therefore, no assurance can be given that the opinions stated herein will not be affected by changes in ERISA, the applicable regulations and other relevant authority.

We hereby consent to the use of this letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ HUSCH BLACKWELL LLP
HUSCH BLACKWELL LLP

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